SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                  Charter Municipal Mortgage Acceptance Company
--------------------------------------------------------------------------------
                 Name of Registrant as Specified in its Charter

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      Name of Person(s) Filing Proxy Statement if other than the Registrant

Payment of Filing Fee (Check Appropriate Box):

[X]   No fee required

[ ]   Fee computed on table below per exchange Act Rules 14a-6 (i) (1) and 0-11.

  (1) Title of each class of securities to which transaction applies:
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  (2) Aggregate number of securities to which transaction applies:
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  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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  (4) Proposed maximum aggregate value of transaction:
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  (5) Total fee paid:
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[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
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  (4) Date File:
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


                           CHARTER MUNICIPAL MORTGAGE
                               ACCEPTANCE COMPANY

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       on

                                  June 18, 1998

                                  -------------

                                                                     May 6, 1998

To the Shareholders of  Charter Municipal Mortgage Acceptance Company:

      NOTICE IS HEREBY GIVEN THAT the 1998 Annual Meeting of Charter Municipal Mortgage Acceptance Company will be held Thursday, June 18, 1998 at 2:00 P.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York for the following purposes:

      (1) The election of two (2) Trustees for a term of three years to expire in 2001.

      (2) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Trustees recommends a vote "FOR" each of the listed nominees. The accompanying proxy statement contains additional information and should be carefully reviewed by Shareholders.

      The Board of Trustees has fixed the close of business on April 1, 1998 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                               By Order of the Board of Trustees

                                               /s/ J. Michael Fried.

                                               J. Michael Fried
                                               Chairman of the Board

IT IS MOST IMPORTANT THAT YOU COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED STAMPED, SELF-ADDRESSED PROXY CARD.

YOUR FAILURE TO PROMPTLY RETURN THE PROXY INCREASES THE OPERATING COSTS OF YOUR INVESTMENT.

YOU ARE CORDIALLY INVITED TO PERSONALLY ATTEND THE MEETING, BUT YOU SHOULD RETURN THE PROXY CARD WHETHER OR NOT YOU ATTEND THE MEETING.

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY
                               625 MADISON AVENUE
                            NEW YORK, NEW YORK, 10022

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                  INTRODUCTION

      The accompanying form of proxy is solicited on behalf of the Board of Trustees of Charter Municipal Mortgage Acceptance Company ("CharterMac") for use at the Annual Meeting of Shareholders of CharterMac (the "Meeting") to be held Thursday, June 18, 1998 at 2:00 P.M. (local time), at the American Stock Exchange, 86 Trinity Place, New York, New York and at any adjournments thereof. CharterMac has first mailed these proxy materials to holders (the "Shareholders") of shares of beneficial interest of CharterMac (the "Shares"), on or about May 6, 1998. CharterMac's executive offices are located at 625 Madison Avenue, New York, New York 10022 (telephone: (212) 588-1765). Shareholders of record at the close of business on April 1, 1998 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof.

      Shares represented by properly executed proxy cards received by CharterMac at or prior to the Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the Shares so represented FOR the election of each of the two nominees for re-election as Trustees. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving written notice to CharterMac of its revocation by submission of a duly executed proxy bearing a later date or by the vote of Shareholder cast in person at the Meeting.

      The Board of Trustees recommends a vote "FOR" each of the listed nominees.

      As of April 1, 1998 approximately 20,587,476 Shares of CharterMac were outstanding, with each Share entitled to one vote on all matters that may come before the Meeting.

                              ELECTION OF TRUSTEES

      At the Meeting, two Trustees are to be elected for three-year terms expiring in 2001. All of the nominees are currently Trustees of CharterMac. Trustees are elected by a majority of the votes cast (assuming the presence of a quorum consisting of a majority of the Shareholders whether present in person or by proxy).

      Unless Shareholders otherwise specify, the Shares represented by the proxies will be voted "FOR" the indicated nominees for election as Trustees. If for any reason any of the nominees become unavailable for election, the proxies solicited will be voted for such nominees as are selected by the Board. The Board has no reason to believe that any of the nominees will be unable or unwilling to continue to serve as a Trustee if elected. However, in the event that any nominee should be unable or for good cause unwilling to serve, the Shares represented by proxies received will be voted for another nominee selected by the Board. The Board of Trustees recommends a vote FOR each of the listed nominees.

      The following table sets forth information with respect to each nominee nominated to serve as a Trustee for a term to expire in 2001.

Name of Trustee/
Nominee for Election   Age   Principal Occupation
--------------------   ---   --------------------

Peter T. Allen         52    Mr. Allen is President of Peter Allen & Associates,
                             Inc., a real estate development and management firm, in which capacity he has been responsible for the leasing, refinancing and development of major commercial properties. Mr. Allen has also been an Adjunct Professor of the Graduate School of
                             Business at the University of Michigan since 1981.
                             Mr. Allen received a Bachelor of Arts Degree in history/economics from DePauw University and a Masters Degree in Business Administration with
                             Distinction from the University of Michigan. Mr.
                             Allen has been an Independent Trustee since 1997 and is a member of the Audit and Compensation
                             Committees. Mr. Allen also serves on the Board of Directors of Aegis Realty, Inc. ("Aegis") and the
                             Board of Trustees of American Mortgage Investors
                             Trust ("AMIT"), which companies are also advised by affiliates of Related Capital Company ("Related") the real estate finance affiliate of The Related
                             Companies, L.P.

Arthur P. Fisch        56    Mr. Fisch is an attorney in private practice
                             specializing in real property and securities law since October 1987, with Arthur P. Fisch, P.C. and
                             Fisch & Kaufman. From 1975-1987, Mr. Fisch was employed by E.F. Hutton & Company, serving as First
                             Vice President in the Direct Investment Department from 1981-1987 and associate general counsel from 1975-1980 in the legal department. As First Vice
                             President, he was responsible for the syndication and acquisition of residential real estate. Mr.
                             Fisch received a B.B.A. from Bernard Baruch College of the City University of New York and a Juris
                             Doctor degree from New York Law School. Mr. Fisch is admitted to practice law in New York and Pennsylvania. Mr. Fisch has been an Independent
                             Trustee since 1997 and is a member of the Audit and Compensation Committees. Mr. Fisch also serves on the Board of Directors of Aegis and the Board of Trustees of AMIT.

Trustees and Officers

      The Board of Trustees directs the management of the business and affairs of CharterMac, but retains Related Charter LP (the "Manager"), to manage the Company's day-to-day affairs. The Board of Trustees delegates to the Manager responsibilities with respect to, among other things, overseeing the portfolio of assets of CharterMac and the acquisition or disposition of investments. During 1997, the Board of Trustees held four meetings.

The Trustees and Executive Officers of CharterMac are as follows:

                                                               Year First Became
Name               Age        Office Held                        Officer/Trustee
----               ---        -----------                      -----------------
J. Michael Fried    53    Managing Trustee and
                          Chairman of the Board                       1997

Peter T. Allen      52    Managing Trustee                            1997

Arthur P. Fisch     56    Managing Trustee                            1997

Stuart J. Boesky    41    Managing Trustee, President,                1997
                          Chief Executive Officer and
                          Chief Operating Officer

Alan P. Hirmes      43    Managing Trustee,
                          Executive Vice President, Secretary,
                          Chief Financial Officer                     1997
                          and Chief Accounting Officer

Biographical information with respect to Messrs. Fisch and Allen is set forth above.

J. MICHAEL FRIED, age 53, is a Managing Trustee and the Chairman of the Board of CharterMac, is the Chief Executive Officer and a Member of the sole general partner of the Manager and is the sole shareholder of one of the general partners of Related.. In that capacity, he is generally responsible for all syndication, finance, acquisition and investor reporting activities of Related and its affiliates. Mr. Fried practiced corporate law in New York City with the law firm of Proskauer Rose Goetz & Mendelsohn from 1974 until he joined Related in 1979. Mr. Fried graduated from Brooklyn Law School with a Juris Doctor degree, magna cum laude; from Long Island University Graduate School with a Master of Science degree in Psychology; and from Michigan State University with a Bachelor of Arts degree in History. Mr. Fried is also serves as Chairman of the Board of Directors of Aegis and as Chairman of the Board of Trustees of AMIT.

STUART J. BOESKY, age 41, is a Managing Trustee and the President of CharterMac and is the President, the Chief Operating Officer and a Member of the sole general partner of the Manager. Mr. Boesky practiced real estate and tax law in New York City with the law firm of Shipley & Rothstein from 1984 until February 1986 when he joined Related. From 1983 to 1984, Mr. Boesky practiced law with the Boston law firm of Kaye, Fialkow, Richmond & Rothstein (which subsequently merged with Strook & Strook & Lavan) and from 1978 to 1980 was a consultant specializing in real estate at the accounting firm of Laventhol & Horwath. Mr. Boesky is the sole shareholder of one of the general partners of Related. Mr. Boesky graduated from Michigan State University with a Bachelor of Arts degree and from Wayne State School of Law with a Juris Doctor degree. He then received a Master of Laws degree in Taxation from Boston University School of Law. Mr. Boesky also serves on the Board of Directors of Aegis.

ALAN P. HIRMES, age 43, is a Managing Trustee, the Executive Vice President and the Secretary of CharterMac and is a Senior Vice President, the Chief Financial Officer and a Member of the sole general partner of the Manager. Mr. Hirmes has been a Certified Public Accountant in New York since 1978. Prior to joining Related in October 1983, Mr. Hirmes was employed by Weiner & Co., certified public accountants. Mr. Hirmes is also the sole shareholder of one of the general partners of Related. Mr. Hirmes graduated from Hofstra University with a Bachelor of Arts degree. Mr. Hirmes also serves on the Board of Directors of Aegis.

Committees of the Board of Trustees

      The Board of Trustees has standing Audit and Compensation Committees. The Audit Committee's duties include the review and oversight of all transactions with affiliates of CharterMac, the periodic review of CharterMac's financial statements and meetings with CharterMac's independent auditors. The Audit Committee is comprised of Messrs. Allen, Fisch and Boesky and did not hold any meetings during CharterMac's fiscal year ended December 31, 1997.

      The Compensation Committee's duties include the determination of compensation of CharterMac's executive officers and the administration of CharterMac's Incentive Share Option Plan. The Compensation Committee is comprised of Messrs. Allen and Fisch and did not hold any meetings during CharterMac's fiscal year ended December 31, 1997. The Compensation Committee must have at least two members, each of which must be Independent Trustees.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires CharterMac's officers and trustees, and persons who own more than ten percent of a registered class of CharterMac's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). These persons are required by regulation of the Commission to furnish CharterMac with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, CharterMac believes that during the fiscal year ended December 31, 1997, CharterMac's officers, trustees and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

The Manager

      The directors and executive officers of Related Charter LLC ("Related Charter"), the sole general partner of the Manager, are set forth below. These officers of the sole general partner of the Manager may also provide services to CharterMac on behalf of the Manager.

Related Charter LLC

                                                               Year First Became
Name               Age        Offices Held                     Officer/Trustee
----               ---        ------------                     ---------------
J. Michael Fried    53    Member and Chief Executive Officer         1997

Stuart J. Boesky    41    Member, President and
                          Chief Operating Officer                    1997

Alan P. Hirmes      43    Member, Senior Vice President and
                          Chief Financial Officer                    1997

Stephen M. Ross     57    Member                                     1997

James D. Spound     37    Senior Vice President                      1998

Bruce H. Brown      44    Senior Vice President                      1997

Mark J. Schlacter   47    Vice President                             1997

Max E. Schlopy      61    Vice President                             1998

Denise L. Kiley     38    Vice President                             1997

Marc D. Schnitzer   36    Vice President                             1997

Richard A. Palermo  37    Vice President, Treasurer, Controller
                          and Chief Accounting Officer               1997

Lynn A. McMahon     42    Secretary                                  1997

Biographical information with respect to Messrs. Fried, Boesky and Hirmes is set forth above.

STEPHEN M. ROSS, age 57, is a Member of the sole general partner of the Manager. Mr. Ross is also President, Director and shareholder of The Related Realty Group, Inc., the general partner of The Related Companies, L.P. He graduated from the University of Michigan School of Business Administration with a Bachelor of Science degree and from Wayne State University School of Law with a Juris Doctor degree. Mr. Ross then received a Master of Laws degree in taxation from New York University School of Law. He joined the accounting firm of Coopers & Lybrand in Detroit as a tax specialist and later moved to New York, where he worked for two large Wall Street investment banking firms in their real estate and corporate finance departments. Mr. Ross formed the predecessor of The Related Company, L.P. in 1972 to develop, manage, finance and acquire real estate.

JAMES D. SPOUND, age 37, is a Senior Vice President of the sole general partner of the Manager with primary responsibility for mortgage acquisitions. He joined Related from First Union Capital Markets, in February 1998, where he was a Vice President specializing in affordable housing finance. From 1992 to 1996, Mr. Spound served as an investment banker in the Housing Finance Department at Merrill Lynch & Co., where he was a Vice President at the time of his departure. Since 1992, Mr. Spound has been responsible for the structuring and execution of over $2.1 billion of Mortgage Revenue Bond transactions encompassing a wide range of credit enhanced and non-credit enhanced structures. Previously, Mr. Spound was also a Senior Consultant at Kenneth Leventhal & Company where he focused on debt restructurings in the real estate industry. In addition, he served for three years as a Project Manager at New York City's Economic Development Corporation where he was responsible for underwriting and administering incentive loans to support the City's economic development goals. Mr. Spound received a Bachelor of Arts degree from Brown University and a Masters of Science in Management from the Sloan School at MIT.

BRUCE H. BROWN, age 44, is a Senior Vice President of the sole general partner of the Manager and Related and is a director of Related's Portfolio Management Group. He is responsible for overseeing the administration of the firm's public registered debt and equity affiliates encompassing the monitoring of the performance of each entity and each investment. He is also responsible for Related's loan servicing activities with respect to the firm's $600 million portfolio of tax exempt first mortgage bonds and FNMA/GNMA insured and co-insured loan portfolio. Prior to joining Related in 1987, Mr. Brown was a real estate lending officer at the United States Trust Company of New York and previously held management positions in the hotel and resort industry with Helmsley-Spear and Westin Hotels. Mr. Brown graduated from Colgate University with a Bachelor of Arts degree.

MARK J. SCHLACTER, age 47, is a Vice President of the sole general partner of the Manager. Mr. Schlacter is a Vice President of Mortgage Acquisitions of Related, and has been with Related since June 1989. Prior to joining Related, Mr. Schlacter garnered 16 years of direct real estate experience covering retail and residential construction, single and multifamily mortgage origination and servicing, commercial mortgage origination and servicing, property acquisition and financing, and mortgage lending program underwriting and development. He was a Vice President with Bankers Trust Company from 1986 to June 1989, and held prior positions with Citibank, Anchor Savings Bank and the Pyramid Companies covering the 1972-1986 period. Mr. Schlacter holds a Bachelor of Arts degree in Political Science from Pennsylvania State University and periodically teaches multifamily underwriting at the New York University School of Continuing Education, Real Estate Institute.

MAX E. SCHLOPY, age 61, is a Vice President of the sole general partner of the Manager. An attorney, Mr. Schlopy practiced corporate and commercial real estate law in Buffalo, New York for many years, where he was a partner with the law firm of Duke, Holzman, Yeager and Schlopy. He served as Vice President - General Counsel for Marc Equity Corporation, a diversified real estate development company with operations in several states, and later as a Vice President of the general partner for the Summit Tax Exempt Bond Funds. More recently, Mr. Schlopy was President of MK Industries, Inc., an Orlando, Florida-based company involved in the research and development of high technology military and biomedical products and processes. Mr. Scholpy was educated at Cornell and San Francisco State Universities, and received his Juris Doctor degree, cum laude, from the School of Law, State University of New York at Buffalo.

DENISE L. KILEY, age 38, is a Vice President of the sole general partner of the Manager and is also an Managing Director and Chief Underwriter for Related, responsible for overseeing the investment underwriting and approval of all multifamily residential properties invested in Related sponsored corporate, public and private equity and debt funds. Ms. Kiley is also responsible for the strategic planning and implementation of the firm's mortgage financing programs. Prior to joining Related in 1990, Ms. Kiley had experience acquiring, financing and managing the assets of multifamily residential properties. From 1981 through 1985 she was an auditor with a national accounting firm. Ms. Kiley holds a Bachelor of Science degree in Accounting from Boston College and is a Member of the Affordable Housing Roundtable.

MARC D. SCHNITZER, age 36, is a Vice President of the sole general partner of the Manager. Mr. Schnitzer is a Managing Director of Related and Director of Related's Tax Credit Acquisitions Group. Mr. Schnitzer received a Master of Business Administration degree from The Wharton School of The University of Pennsylvania in December 1987, and joined Related in January, 1988. From 1983 to 1986, Mr. Schnitzer was a Financial Analyst in the Fixed Income Research Department of The First Boston Corporation in New York. Mr. Schnitzer received a Bachelor of Science degree, summa cum laude, in Business Administration from the School of Management at Boston University.

RICHARD A. PALERMO, age 37, is a Vice President, the Treasurer and the Controller of the sole general partner of the Manager. Mr. Palermo has been a Certified Public Accountant in New York since 1985. Prior to joining Related in September 1993, Mr. Palermo was employed by Sterling Grace Capital Management from October 1990 to September 1993, Integrated Resources, Inc. from October 1988 to October 1990 and E.F. Hutton & Company, Inc. from June 1986 to October 1988. From October 1982 to

June 1986, Mr. Palermo was employed by Marks Shron & Company and Mann Judd Landau, certified public accountants. Mr. Palermo graduated from Adelphi University with a Bachelor of Business Administration degree.

LYNN A. McMAHON, age 42, is the Secretary of the sole general partner of the Manager. She has served since 1983 as assistant to J. Michael Fried. From 1978 to 1983, she was employed at Sony Corporation of America in the Government Relations Department.

Executive Compensation

      CharterMac has two executive officers and five Trustees (two of whom are Independent Trustees). CharterMac does not pay or accrue any fees, salaries or other forms of compensation to its officers. Independent Trustees receive compensation for serving as Independent Trustees at the rate of $15,000 per year payable $5,000 in cash (or, at such Independent Trustee's option, Shares) and Shares having an aggregate value of $10,000, based on the fair market value at the date of issuance, in addition to an expense reimbursement for attending meetings of the Board of Trustees. Certain members and officers of the sole general partner of the Manager and certain officers of CharterMac receive compensation from the Manager and its affiliates for services performed for various affiliated entities, which may include services performed for CharterMac. Such compensation may be based in part on the performance of CharterMac; however, the Manager believes that any compensation attributable to services performed for CharterMac is immaterial.

Security Ownership of Certain Beneficial Owners and Management

      As of April 1, 1998, no person was known by CharterMac to be the beneficial owner of more than five percent of the outstanding Shares of CharterMac.

      As of April 1, 1998, the members of the sole general partner of the Manager own, in the aggregate, 100% of the membership interests of the sole general partner of the Manager.

        As of April 1, 1998, Trustees and officers of CharterMac and members and officers of the sole general partner of the Manager own directly or beneficially Shares of CharterMac as follows:

                                                 Amount and Nature of   Percent
Name                Title                        Beneficial Ownership   of Class
----                -----                        --------------------   --------
Stephen M. Ross    Member of Related Charter       208,262 Shares(1)        1%
Alan P. Hirmes     Trustee, Executive VP,           21,447 Shares(1)        *
                   Secretary, CFO, and Chief
                   Accounting Officer of Charter
                   and Member, Senior VP, and
                   CFO of Related Charter
J. Michael Fried   Chairman of the Board and       109,611 Shares(1 2 3)    *
                   Trustee of Charter Mac and
                   Member and CEO of
                   Related Charter
Stuart J. Boesky   Trustee, President, CEO and      48,083 Shares(1 2)      *
                   COO of CharterMac and
                   Member, President and
                   COO of Related Charter
Peter T. Allen     Trustee of CharterMac                 0 Shares          --
Arthur P. Fisch    Trustee of CharterMac                 0 Shares          --
Bruce H. Brown     Senior VP of Related Charter          0 Shares          --
James D. Spound    Senior VP of Related Charter          0 Shares          --

All Officers and Trustees of CharterMac
and Related Charter as a group (14 persons)        371,586 Shares(1 2 3) 1.80%

*Less than 1% of the Shares issued by CharterMac.

(1) 11 of these shares are owned by the Manager, which is owned by Messrs. Ross, Hirmes, Fried and Boesky

(2) 15,784 shares are owned by BF Security Partners, of which Messrs. Fried and Boesky are each 50% equity owners.

(3) 3,824 shares are owned by Mr. Fried's minor children as to which he disclaims beneficial ownership

Certain Relationships and Related Transactions

      CharterMac has and will continue to have certain relationships with the Manager and its affiliates. However, there have been no direct financial transactions between CharterMac and its Trustees and officers or the members and officers of the sole general partner of the Manager.

      CharterMac and the Manager entered into a Management Agreement pursuant to which the Manager is obligated to use its best efforts to seek out and present to CharterMac, whether through its own efforts or those of third parties retained by it, suitable and a sufficient number of investment opportunities which are consistent with the investment policies and objectives of CharterMac and consistent with such investment programs as the Board of Trustees may adopt from time to time in conformity with CharterMac's Amended and Restated Trust Agreement (the "Trust Agreement").

      Although the Board of Trustees has continuing exclusive authority over the management of CharterMac, the conduct of its affairs and the management and disposition of the CharterMac's assets, the

Board of Trustees has initially delegated to the Manager, subject to the supervision and review of the Board of Trustees and consistent with the provisions of the Trust Agreement, the power and duty to: (i) manage the day-to-day operations of CharterMac; (ii) acquire, retain or sell CharterMac's assets; (iii) seek out, present and recommend investment opportunities consistent with CharterMac's investment policies and objectives, and negotiate on behalf of CharterMac with respect to potential investments or the dispositions thereof; (iv) when appropriate, cause an affiliate to serve as the mortgagee of record for mortgage investments of CharterMac and in that capacity hold escrow on behalf of mortgagors in connection with the servicing of mortgages; (v) obtain for CharterMac such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of CharterMac, paying the debts and fulfilling the obligations of CharterMac, and handling, prosecuting and settling any claims of CharterMac, including foreclosing and otherwise enforcing mortgages and other liens securing investments; (vi) obtain for CharterMac such services as may be required for property management, mortgage brokerage and servicing, and other activities relating to the investment portfolio of CharterMac; (vii) evaluate, structure and negotiate prepayments or sales of CharterMac's mortgage investments and mortgage securities; (viii) monitor operations and expenses of CharterMac; and
(ix) from time to time, or as requested by the Board of Trustees, make reports to CharterMac as to its performance of the foregoing services.

      The original term of the Management Agreement will terminate on October 1, 2001, the fourth anniversary of its effective date. Thereafter, the Management Agreement will be renewed annually by CharterMac, subject to an evaluation of the performance of the Manager by the Board of Trustees. The Management Agreement may be terminated (i) without Cause by the Manager or (ii) for Cause by a majority of the Independent Trustees, each without penalty, and each upon 60 days' prior written notice to the non-terminating party.

      The Management Agreement cannot be terminated by CharterMac prior to October 1, 2001, other than for Cause. "Cause" is defined as gross negligence or misconduct of the Manager. CharterMac cannot dissolve and liquidate prior to such date except upon a recommendation of the Manager and the vote of a majority in interest (a "Majority Vote") of the Shareholders. After October 1, 2001, the vote of the holders of 66-2/3% of CharterMac's then outstanding Shares is required to approve a dissolution and liquidation of CharterMac that is not recommended by the Manager and the Majority Vote of Shareholders is required to approve a liquidation of CharterMac recommended by the Manager. If for any reason, whether prior to or after October 1, 2001, the Management Agreement is terminated in accordance with its terms, CharterMac may dissolve and liquidate upon the Majority Vote of Shareholders.

      Pursuant to the terms of the Management Agreement, the Manager is entitled to receive the fees and other compensation set forth below:

        Fee/Compensation*                   Amount
        -----------------                   ------

        Bond Selection Fee                  2.00% of the principal amount of
                                            each First Mortgage Bond ("FMB") or
                                            other tax exempt instrument
                                            originated or acquired by CharterMac
                                            or its subsidiaries.

        Bond Placement Fee                  2.00% of the principal amount of
                                            each FMB or other tax exempt
                                            instrument originated or acquired by
                                            CharterMac or its subsidiaries
                                            (payable by the borrower, and not
                                            CharterMac).

        Special Distribution Fee            0.375% per annum of the total
                                            invested assets of CharterMac or its
                                            subsidiaries.

        Fee/Compensation*                   Amount
        -----------------                   ------

        Loan Servicing Fee                  0.25% per annum based on the
                                            outstanding principal amount of FMBs
                                            owned by CharterMac and its
                                            subsidiaries.

        Operating Expense Reimbursement     For direct expenses incurred by the
                                            Manager in an amount not to exceed
                                            $200,000 per annum (subject to
                                            increase based on increases in
                                            CharterMac's and its subsidiaries'
                                            assets and to annual increases based
                                            upon increases in the Consumer Price
                                            Index).

        Incentive Share Options             The Manager may receive options to
                                            acquire additional Shares pursuant
                                            to CharterMac's Incentive Share
                                            Option Plan only if CharterMac's
                                            distributions in any year exceed
                                            $0.9517 per share (i.e., the 1996
                                            pro forma distributions set forth in
                                            CharterMac's Solicitation Statement
                                            dated as of June 15, 1997), and the
                                            Compensation Committee of the Board
                                            of Trustees determines to grant such
                                            options.

        Liquidation Fee                     1.50% of the gross sales price of
                                            the assets sold by CharterMac in
                                            connection with a liquidation of
                                            CharterMac assets supervised by the
                                            Manager.

---------------
* The Manager will also be permitted to earn miscellaneous compensation which may include, without limitation, construction fees, escrow interest, property management fees, leasing commissions and insurance brokerage fees. The payment of any such compensation is generally limited to the competitive rate for the services being performed.

      Affiliates of the Manager may provide certain financial guarantees to facilitate leveraging by CharterMac, for which they could be paid market rate fees. In addition, affiliates of the Manager may provide certain financial guarantees to the owner (or partners of the owners) of the underlying properties securing CharterMac's FMBs, for which they could be paid market rate fees.

      The Manager may engage in other business activities related to real estate, mortgage investments or other investments whether similar or dissimilar to those made by CharterMac, or act as manager to any other person or entity having investment policies whether similar or dissimilar to those of CharterMac. Before the Manager, the officers and directors of the Manager and all persons controlled by the Manager and its officers and directors may take advantage of an opportunity for their own account or present or recommend it to others, they are obligated to present such investment opportunity to CharterMac if (i) such opportunity is of a character which could be taken by CharterMac, (ii) such opportunity is compatible with CharterMac's investment objectives and policies and (iii) CharterMac has the financial resources to take advantage of such opportunity.

      The Trust Agreement and Management Agreement provide that CharterMac shall indemnify the Manager and its affiliates under certain circumstances.

      The Manager is entitled to subcontract its obligations under the Management Agreement to an affiliate. In accordance with the foregoing, the Manager has assigned its rights and obligations to Related.

      The Manager has been designated the "Tax Matters Partner" to manage administrative tax proceedings conducted at CharterMac's level by the IRS with respect to company matters. The Manager will also serve as the general partner of CharterMac for tax purposes.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche LLP has been and is presently the independent auditors for CharterMac. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and to be available to respond to appropriate questions from Shareholders.

                            EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by CharterMac. Brokers and nominees should forward soliciting materials to the beneficial owners of the Shares held of record by such person, and CharterMac will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by trustees, officers and regular employees of CharterMac and the Manager by personal interview or telephone.

                                VOTING PROCEDURES

      Boston Equiserve, LP (the "Inspector") has been appointed the inspector of elections. The Inspector will count all votes cast, in person or by submission of a properly executed proxy, received at or prior to the Meeting. Abstentions and "broker non-votes" (nominees holding Shares for beneficial owners who have not voted on a specific matter) will be treated as present for purposes of determining whether a quorum is present at the Meeting. However, abstentions and broker non-votes will have no effect on the vote because the vote required is a plurality of the votes actually cast (assuming the presence of a quorum).

                              SHAREHOLDER PROPOSALS

      Any proposal by a Shareholder of CharterMac intended to be presented at the 1999 Annual Meeting of Shareholders must be received by CharterMac at its principal executive office not later than January 6, 1999 for inclusion in CharterMac's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

                           ANNUAL REPORT ON FORM 10-K

      UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, CHARTERMAC WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests should be addressed to Shannon Lizee at CharterMac Municipal Mortgage Acceptance Company, 625 Madison Avenue, New York, New York 10022-1801.

                                 OTHER BUSINESS

      The Board of Trustees does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

      It is important that your Shares be represented at the Meeting. If you are unable to be present in person, please complete, date, sign and return the enclosed stamped, self-addressed proxy-card. Your failure to do so will increase the costs of operating CharterMac and decrease the return on your investment.

                                            By Order of the Board of Trustees

                                            /s/ J. Michael Fried

May 6, 1998                                 J. Michael Fried
                                            Chairman of the Board

                                [CharterMac Logo]

                                      Proxy

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                               625 Madison Avenue
                            New York, New York 10022

                       SOLICITED BY THE BOARD OF TRUSTEES
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Stuart J. Boesky, J. Michael Fried and Alan P. Hirmes, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Charter Municipal Mortgage Acceptance Company ("CharterMac") held of record by the undersigned on April 1, 1998 at the Annual Meeting of Shareholders to be held on June 18, 1998 and any adjournments thereof.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

      PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of CharterMac that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercised your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.


Sincerely,


Charter Municipal Mortgage Acceptance Company

--------------------------------------------------------------------------------
                                   DETACH HERE

[X]   Please mark votes as in this example.

1.  Election of Trustees.             2. In their discretion, the proxies are
    Nominees: Arthur P. Fisch         authorized to vote upon any other business
    and Peter T. Allen                that may properly come before the meeting.


         FOR           WITHELD
         [ ]             [ ]

[ ]______________________________
    For both nominees except
    as noted above

                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                      LEFT [ ]

                                      Please sign exactly as name appears
                                      hereon. Joint owners should each sign.
                                      Executors, administrators, trustees,
                                      guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:_________________ Date:____ Signature:______________________ Date:____